UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 8, 2023
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

WEC Energy Group, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on November 9, 2023 (the “Original 8-K”) to report the upcoming transition of Gale E. Klappa from Executive Chairman to Non-Executive Chairman, for the sole purpose of disclosing the compensation arrangement for Mr. Klappa in his role as Non-Executive Chairman. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As reported in the Original 8-K, Mr. Klappa will serve as Executive Chairman of the Company until the date of the annual shareholders meeting in May 2024, at which time he will transition to the role of Non-Executive Chairman of the Board.

Upon this transition and in accordance with the Company’s 2024 director compensation program for non-management directors, Mr. Klappa will be entitled to receive director compensation consisting of an annual retainer fee of $120,000 and an annual restricted stock award equal to a value of $160,000. In connection with his service as Non-Executive Chairman of the Board, Mr. Klappa will receive an additional annual retainer fee of $187,500. For 2024, Mr. Klappa will receive prorated amounts of the fees to recognize his service as Non-Executive Chairman for part of the year. Mr. Klappa will not receive any additional restricted stock in 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: January 19, 2024	William J. Guc – Vice President and Controller

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